                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CONSOLIDATED FREIGHTWAYS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1995

                     [CONSOLIDATED FREIGHTWAYS, INC. LOGO]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                    [CONSOLIDATED FREIGHTWAYS, INC. LOGO]


3240 HILLVIEW AVENUE                                     TELEPHONE: 415-494-2900
PALO ALTO, CALIFORNIA 94304

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Monday, April 24, 1995
                            10:00 A.M., Eastern Time
  Du Barry Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

  The Annual Meeting of Shareholders of the Company will be held at 10:00 A.M., Eastern Time, on Monday, April 24, 1995, to:

  1. Elect four Class I directors for a three-year term.

  2. Approve the Company's Amended and Restated Equity Incentive Plan for Non-Employee Directors.

  3. Ratify the appointment of auditors.

  4. Act upon two shareholder proposals, if properly presented at the meeting.

  5. Transact any other business properly brought before the meeting.

  Shareholders of record at the close of business on March 1, 1995, are entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,

                                          MARYLA R. BOONSTOPPEL
                                          Vice President and Secretary

March 17, 1995

                               TABLE OF CONTENTS

Proxy Statement............................................................    1
  Board Of Directors' Recommendations......................................    1
  Proxy Voting Procedures..................................................    1
  Voting Requirements......................................................    1
  Voting Shares Outstanding................................................    1
  Proxy Voting Convenience.................................................    2
  Attendance at the Meeting................................................    2
Election Of Directors......................................................    2
Stock Ownership By Directors And Executive Officers........................   10
Information About The Board Of Directors And Certain Board Committees......   11
Compensation Of Directors..................................................   12
Compensation Of Executive Officers.........................................   13
  I.Summary Compensation Table.............................................   13
  II.Option/SAR Grants Table...............................................   14
  III.Option/SAR Exercises And Year-End Value Table........................   15
  IV.Long-Term Incentive Plan Awards Table.................................   15
Compensation Committee Report On Executive Compensation....................   16
Compensation Committee Interlocks And Insider Participation................   20
A Comparison Of Five-Year Cumulative Total Shareholder Return..............   20
A Comparison Of Four-Year Cumulative Total Shareholder Return..............   21
Pension Plan Table.........................................................   22
Approval Of Amended And Restated Equity Incentive Plan For Non-Employee Di-
 rectors...................................................................   22
Appointment Of Auditors....................................................   26
Shareholder Proposal No. 1.................................................   26
Shareholder Proposal No. 2.................................................   28
Principal Shareholders.....................................................   30
Compliance With Section 16 Of The Exchange Act.............................   31
Confidential Voting........................................................   31
Submission Of Shareholder Proposals........................................   31
Other Matters..............................................................   31
Appendix A: Consolidated Freightways, Inc. Amended And Restated Equity
 Incentive Plan For Non-Employee Directors.................................  A-1

                         CONSOLIDATED FREIGHTWAYS, INC.

                              3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                            TELEPHONE: 415/494-2900

                                PROXY STATEMENT

                                 March 17, 1995

  The Annual Meeting of Shareholders of Consolidated Freightways, Inc. (the "Company") will be held on April 24, 1995. Shareholders of record at the close of business on March 1, 1995 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 17, 1995.

BOARD OF DIRECTORS' RECOMMENDATIONS

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below, for the approval of the Amended and Restated Equity Incentive Plan for Non-Employee Directors, for the appointment of Arthur Andersen LLP as independent auditors, and against the two shareholder proposals set forth in this proxy statement.

PROXY VOTING PROCEDURES

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board. See "Other Matters" below for information concerning the voting of proxies if other matters are properly brought before the meeting.

VOTING REQUIREMENTS

  A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. The four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. Approval of all other matters expected to come before the meeting, except shareholder proposal No. 2, requires a favorable vote of the holders of a majority of the voting power represented at the meeting. It appears that shareholder proposal No. 2 is intended to be a proposed amendment to a provision in the Company's By-Laws. Such amendment requires the favorable vote of the holders of at least 80% of the then-outstanding shares of voting stock of the Company.

  In the election of directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to shareholder proposal No. 2, abstentions and broker non-votes will have the same effect as voting against the proposal. With respect to the other matters, abstentions from voting will have the same effect as voting against such matters and broker non-votes will be disregarded and have no effect on the outcome of the vote.

VOTING SHARES OUTSTANDING

  At the close of business on March 1, 1995, the record date for the Annual Meeting, there were outstanding and entitled to vote 36,389,908 shares of Common Stock and 963,707 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 5.2 non-cumulative votes. Therefore, an aggregate of 41,401,184 votes are eligible to be cast at the meeting.

PROXY VOTING CONVENIENCE

  You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

ATTENDANCE AT THE MEETING

  All shareholders are invited to attend the meeting. Due to the limited seating capacity, persons who are not shareholders may attend only if invited by the Board of Directors. IF YOU ARE A SHAREHOLDER BUT DO NOT OWN SHARES IN YOUR NAME, YOU MUST BRING PROOF OF OWNERSHIP (E.G., A CURRENT BROKER'S STATEMENT) IN ORDER TO BE ADMITTED TO THE MEETING.

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

  The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be thirteen. Directors are elected by a plurality of the votes cast. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

  The following persons are the nominees of the Board of Directors for election as Class I directors to serve for a three-year term until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified:
                                Earl F. Cheit
                                G. Robert Evans
                                Gerhard E. Liener
                                Richard B. Madden

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

  The Company has three classes of directors, each of which is elected for a three-year term. Class II directors will be elected in 1996 and Class III directors will be elected in 1997. All directors have previously been elected by the shareholders, except William D. Walsh who was appointed by the Board as a Class II director in 1994, and Margaret G. Gill who was appointed by the Board as a Class III director in January 1995.

  Under the Company's retirement policy for directors at age 72, Mr. Raymond F. O'Brien, Chairman of the Board and a Class III director, will retire from the Board at the Annual Meeting of Directors which will take place subsequent to the Annual Meeting of Shareholders. Upon his retirement, the number of authorized directors will be reduced to twelve. Mr. O'Brien has served on the Board for more than 29 years. The Board joins the Company's management in thanking him for his years of loyal service and valuable advice as a director and former Chief Executive Officer of the Company.

                 --------------------------------------------

                               CLASS I DIRECTORS

                  EARL F. CHEIT                              Director since 1976

                  Dean Emeritus, Haas School of Business
                  University of California at Berkeley

                    Dr. Cheit has served on the University of California at
                  Berkeley faculty since 1957. He held a number of administrative positions, both on and off the campus, including Executive Vice Chancellor of the University. In 1976 he was named Dean of the Business School, after serving as Associate Director and Senior Research Fellow of the Carnegie Council on Policy Studies in Higher Education. In 1983, he resumed his teaching career at the University and in 1990, he was again named Dean of the Business School for the academic year 1990/1991. In 1993, he served as the University's Interim Athletic Director. Dr. Cheit, age 68, is a member of the Board of Shaklee Corporation, Simpson Manufacturing Co. and a trustee of Mills College. He is a graduate of the University of Minnesota, from which he holds B.S., LL.B and Ph.D degrees. He is the author of numerous books and articles and serves as a consultant to various public and private organizations. Dr. Cheit is Chairman of the Charitable Contributions Committee and serves on the Audit, the Executive and the Finance Committees of the Company.

    [PHOTO]


                  G. ROBERT EVANS                            Director since 1990

                  Chairman of the Board and Chief Executive Officer, Material Sciences Corporation, a developer of materials and technologies for emerging markets

                    Mr. Evans has been Chairman of the Board and Chief
                  Executive Officer of Material Sciences Corporation since 1991. His prior business career includes 15 years with United States Gypsum Company and 13 years with Arcata Corporation, where he served as President and Chief Executive Officer. Mr. Evans was president and Chief Executive Officer of Southwall Technologies, Inc. in 1983 and 1984; of Allsteel Inc. from 1984 to 1987; of Bemrose Group USA from 1987 to 1990; and of Corporate Finance Associates Illinois, Inc. from 1990 to 1991. Mr. Evans, age 63, is a graduate of Wagner College with graduate studies at the University of Pennsylvania and the University of California at Los Angels Graduate Schools of Business. He is currently a director of Fibreboard Corporation, Elco Industries, Inc., and Swift Energy Co. He is also a trustee of Wagner College and a member and past Chairman of the University of Tennessee Development Council. Mr. Evans is Chairman of the Audit Committee and serves on the Advisory Nominating, the Charitable Contributions and the Compensation Committees of the Company.

    [PHOTO]

                  GERHARD E. LIENER                          Director since 1984

                  Member of the Board of Management and Chief Financial
                  Officer,
                  Daimler-Benz AG, a holding company of
                  a high technology and motor vehicle group

                    Dr. Liener has been associated with Daimler-Benz AG of
                  Stuttgart, Germany, since 1967 when he joined the company as a member of the department responsible for all subsidiaries and affiliated companies. He was made a Deputy Member of the Executive Board in 1982, responsible for the new Subsidiaries and Affiliates Division and was appointed a full member of the Board in charge of that division in 1984. When Daimler-Benz reorganized its activities in January of 1987, Dr. Liener became the Management Board member responsible for the Commercial Vehicles Division. As a result of further Management Board restructuring in November 1987, Dr. Liener is now responsible for finance and materials management. Dr. Liener, age 62, is a director of Chaparral Steel Company. He received his Doctorate in Economics at the University of Tuebingen. Earlier he held scholarships at the University of Madrid and Lausanne University and in 1958, participated in an advanced business program sponsored by the University of California at Berkeley. Dr. Liener is a member of the Board of Directors of Daimler-Benz North America Corporation, New York, Mercedes-Benz North America, Inc. and Freightliner Corp., Portland, Oregon. Dr. Liener serves on the Charitable Contributions Committee of the Company.

    [PHOTO]


                  RICHARD B. MADDEN                          Director since 1992

                  Retired Chairman and Chief Executive Officer,
                  Potlatch Corporation, a diversified
                  forest products company

                    Mr. Madden was Chief Executive Officer of Potlatch
                  Corporation from 1971 and Chairman of the Board from 1977 until his retirement in May of 1994. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of Potlatch Corporation, Pacific Gas and Electric Company and URS Corporation. He is also a Trustee Emeritus of the American Enterprise Institute for Public Policy Research. His civic activities include Vice President, member of the Board of Governors and Executive Committee of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute; Board of Trustees of the Corporation of the Fine Arts Museums and the Fine Arts Museums Foundation of San Francisco; and member of the Business-Higher Education Forum. Mr. Madden, age 65, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, and an M.B.A from New York University. He is a member of the Compensation, the Executive, the Finance and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]

                 --------------------------------------------

                               CLASS II DIRECTORS

                  DONALD E. MOFFITT                           Director 1986-1988
                                                             Director since 1991

                  President and Chief Executive Officer,
                  Consolidated Freightways, Inc.

                    Mr. Moffitt was named President and Chief Executive
                  Officer of the Company in 1991. He joined Consolidated Freightways Corporation of Delaware, the Company's nationwide, full-service trucking subsidiary, as an accountant in 1955 and advanced to Vice President-Finance in 1973. In 1975, he transferred to the Company as Vice President-Finance and Treasurer and in 1981 was elected Executive Vice President-Finance and Administration. In 1983 he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company's international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President-Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 62, serves on the Executive Committee of the Board of Directors of the Highway Users Federation and is a member of the Board of Directors of the Bay Area Council, the Automotive Safety Foundation and the American Red Cross. He is a member of the California Business Roundtable and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the advisory Council of the Peninsula Conflict Resolution Center. Mr. Moffitt is a member of the Advisory Nominating and the Executive Committees of the Company.

    [PHOTO]


                  RONALD E. POELMAN                          Director since 1971

                  Member of the First Quorum of the Seventy, The Church of Jesus Christ of Latter-day Saints

                    Mr. Poelman began his career in the transportation
                  industry in 1952. While still in college, he joined Utah-Arizona Freight Lines, which was later acquired by the Company. After receiving his law degree in 1955, he transferred to the Company where he advanced to Corporate Secretary in 1959 and Vice President in 1964. He left the Company in 1978 to render full time service to his church. Mr. Poelman, age 66, is a graduate of the University of Utah Law School and the Harvard Advanced Management Program. He currently serves as Chairman of the Board of Deseret Trust Company and of Deseret Gymnasium. Mr. Poelman is Chairman of the Pension and Employee Benefits Committee and a member of the Advisory Nominating and the Charitable Contributions Committees of the Company.

    [PHOTO]

                  ROBERT D. ROGERS                           Director since 1990

                  President and Chief Executive Officer,
                  Texas Industries, Inc.
                  a producer of steel, cement, aggregates and concrete

                    Mr. Rogers joined Texas Industries, Inc. in 1963 as
                  General Manager/ European Operations. In 1964 he was named Vice President-Finance; in 1968, Vice President-Operations, and in 1970 he became President and Chief Executive Officer. Mr. Rogers is also a director of Texas Industries, Inc. and serves as a member and Chairman of Chaparral Steel Company's Board of Directors. Mr. Rogers is a graduate of Yale University and earned an M.B.A. from the Harvard Graduate School of Business. He is a director of the American Business Conference, British-North American Committee and Dallas Medical Resource, and is a member of the Executive Board for Southern Methodist University's School of Business. Mr. Rogers, age 58, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]


                  WILLIAM D. WALSH                           Director since 1994

                  General Partner,
                  Sequoia Associates,
                  a private investment firm

                    Mr. Walsh has been a general partner with Sequoia
                  Associates since the company was founded in 1982. The firm has major investments in acquiring or taking positions in established operating companies. From 1967 to 1982, Mr. Walsh served as Senior Vice President and Chief Administrative Officer for the Arcata Corporation of Menlo Park, California. Prior to that Mr. Walsh was a consultant for McKinsey & Co. for six years, managing projects involving acquisitions, organization structure and strategic planning for major U.S. companies. From 1955 to 1961, Mr. Walsh served as Assistant U.S. Attorney for the Southern District of New York and as Counsel to the New York State Commission of Investigation. Mr. Walsh, age 64, earned his law degree from Harvard Law School in 1955 and holds a Bachelor of Arts degree from Fordham University. He currently serves on the boards of directors for Mike Yurosek & Son, L.P., Newcourt Credit Group, Inc.; URS Corporation, BVP, Inc. and the National Education Corporation of Irvine, California. Mr. Walsh is Chairman of Champion Road Machinery Limited of Ontario, Canada; Deanco, Inc. of Ithaca, New York; and the Newell Industrial Corporation of Lowell, Michigan. He is also a member of the Board of Visitors of the University of Southern California School of Business, a Trustee of Fordham University and a member of the Board of Advisors, Committee on University Resources of Harvard University. He is a member of the Audit and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]

                 --------------------------------------------

                              CLASS III DIRECTORS

                  ROBERT ALPERT                              Director since 1976

                  Chairman of the Board,
                  Alpert Corporation,
                  a financial services and real estate firm

                    Mr. Alpert is currently Chairman of the Board of Alpert
                  Corporation, a company formed in 1965. He is also Honorary Consul for Sweden in Dallas. Mr. Alpert is Chairman of The Empire A.B. in Sweden and a member of the boards of directors of Aladdin Industries, Inc., Texas Industries, Inc., and Chaparral Steel Company. He is an advisory director for I.C. Deal Companies, Heartland Capital Partners, Ltd. and Asia Info Services. Additionally, he is a member of the Advisory Council for the University of Texas at Austin, College of Business Administration; a Trustee Emeritus for Colby College in Maine; and director of the Dallas Foundation for Health, Education and Research, a public charity. He is also a member of the Chief Executive Forum, World Business Council and Young Presidents' Organization. Mr. Alpert, age 63, serves as Chairman of the Compensation Committee and is a member of the Executive and the Finance Committees of the Company.

    [PHOTO]


                  MARGARET G. GILL                           Director since 1995

                  Senior Vice President-Legal, External Affairs and Secretary,
                  AirTouch Communications,
                  a wireless communications company

                    Mrs. Gill joined AirTouch Communications in 1994 following a 20-year partnership in the law firm of Pillsbury, Madison & Sutro in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm's corporate and securities group, and as managing partner in the Menlo Park, California office from 1991 to 1993. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. She is a fellow of the American Bar Foundation, serves on the advisory board for the Institute for Corporate Counsel and has served on several committees for the American Bar Association and the California Bar Association. Mrs. Gill, age 54, is also a member of the board of directors of the Episcopal Diocese of California and a trustee and executive committee member of the San Francisco Ballet. She is a former director and general counsel for the United Way of the Bay Area and a past trustee of St. Lukes Hospital Foundation.

    [PHOTO]

                  ROBERT JAUNICH II                          Director since 1992

                  Managing Director,
                  The Fremont Group,
                  a private investment corporation

                    Mr. Jaunich joined The Fremont Group (formerly Bechtel
                  Investments, Inc.), a private investment corporation managing assets in excess of $5.0 billion, in January 1991 as Managing Director of Direct Investments and member of the boards of directors for The Fremont Group and Sequoia Ventures, Inc. Additionally, he is President of Fremont Capital, Inc., a registered broker/dealer. Prior to joining The Fremont Group, Mr. Jaunich was Member, Chief Executive Officer, and Executive Vice President of Swiss-based Jacobs Suchard AG (1986-1990), President of Osborne Computer Corporation (1983), President of Sara Lee Corporation (1978-
                  1982), and Executive Vice President of Memorex Corporation (1970-1978). Mr. Jaunich is Chairman of Coldwell Banker Corporation, Chairman of the Managing General Partner of Crown Pacific Partners, L.P., and Chairman of the Board of Control for Petro. He serves as a Trustee of the non-profit National Recreation Foundation and is a life member of the World Presidents Organization. Mr. Jaunich, age 55, is a graduate of Wesleyan University and The Wharton School, University of Pennsylvania. Mr. Jaunich is Chairman of the Advisory Nominating Committee and a member of the Audit, the Finance and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]


                  RAYMOND F. O'BRIEN                         Director since 1966

                  Chairman of the Board,
                  Consolidated Freightways, Inc.

                    Mr. O'Brien began his career with the Company in 1958 as a
                  Controller, advancing to Vice President and Treasurer in 1963, Vice President-Finance in 1967, and Executive Vice President in 1969. From 1973 to 1975, he also served as President and Chief Executive Officer of Consolidated Freightways Corporation of Delaware, the Company's nationwide, full-service trucking subsidiary. In 1975, Mr. O'Brien was elected President of the Company, a post he held until 1980 and resumed from 1981 to 1986. From 1977 to 1988, he was the Company's Chief Executive Officer and was reelected to that position from 1990 to 1991. He has been Chairman of the Board since 1979. Mr. O'Brien, age 72, is a graduate of the University of Missouri and the Harvard Advanced Management Program. He is a director of Transamerica Corporation, Watkins-Johnson Company and Champion Road Machinery Limited of Ontario, Canada. He is also a regent of St. Mary's College of California. Mr. O'Brien is a former director of the Charles Armstrong Schools, a former trustee of St. Mary's College and a former Chairman of the Western Highway Institute. He has served on several other corporate boards and executive committees of industry associations and educational institutions. He is Chairman of the Executive Committee and a member of the Advisory Nominating Committee of the Company.

    [PHOTO]

                  ROBERT P. WAYMAN                           Director since 1994

                  Executive Vice President,
                  Finance and Administration
                  and Chief Financial Officer,
                  Hewlett-Packard Company,
                  a computer-manufacturing company

                    Mr. Wayman joined Hewlett-Packard Company in 1969. After
                  serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992, and was elected to Hewlett-Packard's Board of Directors in 1993. Mr. Wayman, age 49, holds a bachelor's degree in science engineering and a master's degree in business administration from Northwestern University. He is a member of the Board of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board and the Advisory Board to the Northwestern University School of Business. He is a member of the Audit, the Charitable Contributions and the Compensation Committees of the Company

    [PHOTO]

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Series B Preferred Stock, and of the Company's Depositary Shares, each representing one-tenth of a share of Series C Conversion Preferred Stock ("Depositary Shares"), as of January 31, 1995, by the directors, the five most highly compensated executive officers and by the directors and executive officers as a group.

                                                      AMOUNT AND NATURE OF   PERCENT
                                                           BENEFICIAL           OF
  NAME OF BENEFICIAL OWNER                              OWNERSHIP(1)(2)       CLASS
  ------------------------                          ------------------------ --------
  Robert Alpert....................................            53,115 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Earl F. Cheit....................................             1,365 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  W. Roger Curry(3)................................           230,965 Common      *
                                                       96 Series B Preferred
                                                         0 Depositary Shares
  G. Robert Evans..................................             3,065 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Margaret G. Gill.................................               588 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Robert Jaunich II................................             7,565 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Gerhard E. Liener................................             1,065 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Richard B. Madden................................             3,065 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Donald E. Moffitt(4).............................           396,021 Common      *
                                                        0 Series B Preferred
                                                    20,000 Depositary Shares
  Raymond F. O'Brien(5)............................           264,450 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Ronald E. Poelman................................             2,095 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Gregory L. Quesnel(6)............................           145,237 Common      *
                                                       86 Series B Preferred
                                                         0 Depositary Shares
  Robert T. Robertson(7)...........................           226,357 Common      *
                                                       96 Series B Preferred
                                                         0 Depositary Shares

                                                      AMOUNT AND NATURE OF   PERCENT
                                                           BENEFICIAL           OF
  NAME OF BENEFICIAL OWNER                              OWNERSHIP(1)(2)       CLASS
  ------------------------                          ------------------------ --------
  Robert D. Rogers.................................             8,565 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  Eberhard G.H. Schmoller(8).......................            94,490 Common      *
                                                       67 Series B Preferred
                                                         0 Depositary Shares
  Robert P. Wayman.................................             1,565 Common      *
                                                        0 Series B Preferred
                                                         0 Depositary Shares
  William D. Walsh.................................            31,122 Common      *
                                                        0 Series B Preferred
                                                    10,000 Depositary Shares
  All directors and executive officers as a group..         1,472,916 Common     4.1%
  (19 persons)                                        431 Series B Preferred      *
                                                    30,000 Depositary Shares      *

- --------
(1) Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include an aggregate of 12,837 shares of Restricted Stock awarded under the Equity Incentive Plan for Non-Employee Directors discussed on page 12.

(2) Each Depositary Share automatically converted into one share of Common Stock, plus unpaid dividends in the form of cash or additional Common Stock, on March 15, 1995.

(3) The shares shown include 207,282 shares which Mr. Curry has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

(4) The shares shown include 378,650 shares which Mr. Moffitt has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

(5) The shares shown include 225,225 shares which Mr. O'Brien has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

(6) The shares shown include 143,570 shares which Mr. Quesnel has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

(7) The shares shown include 225,061 shares which Mr. Robertson has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

(8) The shares shown include 90,300 shares with Mr. Schmoller has the right to acquire within 60 days of January 31, 1995 because of vested stock options.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  During 1994, the Board of Directors held 10 meetings. Each director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

  The Board of Directors has the following standing committees: Advisory Nominating Committee, Audit Committee, Charitable Contributions Committee, Compensation Committee, Executive Committee, Finance Committee, and Pension and Employee Benefits Committee. Descriptions of the Advisory Nominating, Audit and Compensation Committees follow:

  ADVISORY NOMINATING COMMITTEE: The Advisory Nominating Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates and recommends to the Board of Directors nominees for membership on the Board. Shareholders' proposals for nominees will be given due consideration by the Committee for recommendation to the Board based on the nominees' qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Advisory Nominating Committee in care of the Corporate Secretary. The members of the Advisory Nominating Committee are Messrs. Robert Jaunich II--Chairman, G. Robert Evans, Donald E. Moffitt, Raymond F. O'Brien and Ronald E. Poelman. The Committee met four times during 1994.

  AUDIT COMMITTEE: The Audit Committee recommends independent public accountants for appointment by the shareholders to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. The members of the Audit Committee are Messrs.
G. Robert Evans--Chairman, Earl F. Cheit, Robert Jaunich II, William D. Walsh and Robert P. Wayman. The Committee met three times during 1994.

  COMPENSATION COMMITTEE: The Compensation Committee recommends to the Board the salaries of the executive officers of the Company. The Committee also oversees the administration of the Company's short-term and long-term incentive compensation plans and grants of stock options under the Company's Stock Option Plan of 1988. The Committee is also responsible for recommending compensation of non-employee directors. The members of the Compensation Committee are Messrs. Robert Alpert--Chairman, G. Robert Evans, Richard B. Madden, Robert D. Rogers and Robert P. Wayman. The Committee met four times during 1994.

                           COMPENSATION OF DIRECTORS

  During 1994, each non-employee director was paid an annual retainer of $15,000 and a retirement benefit of $15,000 was accrued. Non-employee directors were also paid $1,000 per Board meeting attended and $500 per committee meeting attended. Chairmen of the Audit, Compensation, Finance and Pension and Employee Benefits Committees received an additional $3,000 and Chairmen of the Advisory Nominating and the Charitable Contributions Committees received an additional $2,000. The Chairman of the Board, who is not an employee of the Company, was paid $100,000.

  Effective January 1, 1995, the annual retainer paid to non-employee directors was increased from $15,000 to $20,000 and the annual retirement accrual also was increased to $20,000. Committee meeting fees were increased from $500 to $750 per meeting attended.

  Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director's final year on the Company's Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings.

  A director of the Company accrues a retirement benefit for each full calendar month he or she is a non-employee director of the Company in an amount equal to one-twelfth of the annual cash retainer. The retirement benefit vests when a director has served on the Board for five years. The amount accrued prior to 1994 was $30,000 per year of service. In 1994, $15,000 in retirement benefits accrued. Retirement payments continue for the director's number of years of service as a non-employee director up to a maximum of 20 years, with the earliest accruals paid first.

  A restricted stock grant having a fair market value of $12,500 was made to each non-employee director following approval of the Equity Incentive Plan for Non-Employee Directors by shareholders last year and to non-employee directors who joined the Board following the 1994 Annual Meeting of Shareholders. On January 1, 1995, in accordance with the terms of the Amended and Restated Equity Incentive Plan for Non-Employee Directors, an additional restricted stock grant having a fair market value of $12,500 was made to each non-employee director serving on the Board at that date. Stock options were granted on January 1, 1995 to each non-employee director for 2,500 shares of Common Stock of the Company at an exercise price of $22.375, the fair market value of the stock on that date. The January 1, 1995 stock option grant is subject to approval of the Amended and Restated Equity Incentive Plan for Non-Employee Directors by shareholders at the 1995 Annual Meeting.

                       COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers (the "Named Executives") for the three fiscal years ended December 31, 1994.

                              ANNUAL COMPENSATION(3)  LONG TERM COMPENSATION
                              -------------------------------------------------
                                                        AWARDS        PAYOUTS
                                                      ------------  -----------
                                                      SECURITIES
                                                      UNDERLYING     LONG-TERM
                                                       OPTIONS/      INCENTIVE     ALL OTHER
NAME AND                        SALARY     BONUS(4)      SAR'S      PAYOUTS(5)  COMPENSATION(6)
PRINCIPAL POSITION(S)    YEAR      $           $          (#)           ($)           ($)
- -----------------------  ---- ----------- ------------------------  ----------- ---------------
Donald E. Moffitt        1994 $   618,038 $   561,548     77,000/0    $       0    $128,177
President & Chief        1993     600,028     603,028     52,500/0            0     138,545
Executive Officer        1992     526,202      98,004          0/0            0     133,141
W. Roger Curry(1)        1994     363,944     419,740    105,375/0            0      93,103
Senior Vice President    1993     317,148     380,578     32,500/0            0      56,579
                         1992     295,239      46,000          0/0        6,392      51,402
Robert T. Robertson(1)   1994     363,944     357,849     30,375/0            0      30,781
Senior Vice President    1993     317,148     279,537     72,500/0            0      13,103
                         1992     302,249     134,111          0/0        3,701       9,419
Gregory L. Quesnel       1994     335,126     242,453     30,375/0            0      21,313
Exec. Vice President &   1993     300,040     241,232     92,500/0            0      11,234
Chief Financial Officer  1992     250,802      47,124          0/0        1,622       6,042
Eberhard G.H.
Schmoller(2)             1994     258,762 $   187,206     22,875/0            0      16,070
Senior Vice President    1993     184,777     122,276     55,900/0            0       8,984
and General Counsel      1992     174,020           0      6,000/0        1,539       6,537

- --------
(1) Mr. Curry is also President and Chief Executive Officer of CF MotorFreight, the Company's nationwide, full-service trucking subsidiary. He was President and Chief Executive Officer of Emery Air Freight Corporation, the Company's air freight subsidiary, until July 21, 1994. Mr. Robertson is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional trucking subsidiary.

(2) Mr. Schmoller was promoted to the position of Senior Vice President and General Counsel of the Company in October 1993. He was formerly the Vice President and Corporate Counsel of Emery Air Freight Corporation, the Company's air freight subsidiary.

(3) There are no amounts of Other Annual Compensation which are required to be disclosed for 1994. Perquisites and other personal benefits for each named executive officer were below the lesser of $50,000 or 10% of the total annual salary and bonus. There were no restricted stock awards in any of the three years.

(4) The amounts shown in this column reflect payments under the Company's short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company participate.

(5) The amounts shown in this column reflect the dollar value of units that have vested in each Named Executive's account under the Company's Long-Term Incentive Plan in each respective year. Amounts reported may have been either paid or deferred under the terms of the Plan.

(6) Amounts shown for 1994 in this column include:

  (a) Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Moffitt, Curry, Robertson, Quesnel and Schmoller of $16,039, $7,205, $4,705, $1,888, and $3,550 respectively.

  (b) Long-Term Incentive Plan interest earned and deferred for Messrs. Curry, Robertson, Quesnel and Schmoller of $56,121, $300, $184 and $4,155, respectively.

  (c) Company contributions to the Thrift and Stock Plan accounts of Messrs. Curry, Robertson, Quesnel and Schmoller of $2,250 each.

  (d) Payments by the Company to Mr. Moffitt under the Supplemental Retirement Plan and the Excess Benefit Plan totaling $73,517 as a result of his prior retirement.

  (e) Interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Moffitt, Curry, Robertson, Quesnel and Schmoller of $38,621, $27,527, $23,526, $16,991 and $6,115,
      respectively.

                          II. OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        GRANT
                                                                         DATE
                                                                       PRESENT
                                      INDIVIDUAL GRANTS(1)             VALUE(3)
                          -------------------------------------------- --------
                          NUMBER OF
                          SECURITIES
                          UNDERLYING   % OF TOTAL
                           OPTIONS/  OPTIONS/SARS EXERCISE
                             SARS     GRANTED TO   OR BASE
                           GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
                            (#)(2)   FISCAL YEAR  ($/SHARE)    DATE      ($)
                          ---------- ------------ --------- ---------- --------
Donald E. Moffitt........  77,000/0     10.45%     $22.875   07/25/04  $642,950
W. Roger Curry........... 105,375/0     14.30%     $22.875   07/25/04  $879,881
Robert T. Robertson......  30,375/0      4.12%     $22.875   07/25/04  $253,631
Gregory L. Quesnel.......  30,375/0      4.12%     $22.875   07/25/04  $253,631
Eberhard G.H. Schmoller
 ........................  22,875/0      3.10%     $22.875   07/25/04  $191,006

- --------
(1) No SARs were issued in 1994.
(2) All options are exercisable in whole or in part on the first anniversary of the grant date or earlier upon a change in control of the Company.
(3) Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 5.5 years, based on actual option exercises for exercisable options granted since January, 1990; (iii) volatility equals 0.352; (iv) risk-free interest rate equals 6.8%; and (v) estimated future average dividend yield equals 2.0%.

  The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown cannot be realized by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL-YEAR END OPTION/SAR VALUES

  The following table provides information on option/SAR exercises in 1994 by the Named Executives and the value of such officers' unexercised options/SARs at December 31, 1994.

                                                                NUMBER OF
                                                               SECURITIES       VALUE OF
                                                               UNDERLYING      UNEXERCISED
                                                               UNEXERCISED    IN-THE-MONEY
                                                              OPTIONS/SARS    OPTIONS/SARS
                                                                AT FY-END       AT FY-END
                                                                 (#)(2)      ($)(2)(3)(4)(5)
                          SHARES ACQUIRED                     EXERCISABLE/    EXERCISABLE/
                          ON EXERCISE (#) VALUE REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE
                          --------------- ------------------ --------------- ---------------
Donald E. Moffitt.......      16,818(1)        $16,117        378,650/77,000  $3,038,474/0
W. Roger Curry..........                                     231,701/105,375   1,678,347/0
Robert T. Robertson.....                                      225,369/30,375   1,513,966/0
Gregory L. Quesnel......      50,000           701,813        144,179/30,375     809,016/0
Eberhard G.H. Schmoller.       2,175(1)          6,299         93,384/22,875     429,563/0

- --------
(1) Expiration date for these options was December 31, 1994.
(2) Mr. Moffitt has 378,650 exercisable options valued at $3,038,474; 77,000 unexercisable options valued at $0; and 0 stock appreciation rights
    (SARs). Mr. Curry has 207,282 exercisable options valued at $1,423,972; 105,375 unexercisable options valued at $0; and 24,419 SARs the appreciation on which is valued at $254,375. Mr. Robertson has 225,061 exercisable options valued at $1,513,966; 30,375 unexercisable options valued at $0; and 308 SARs the appreciation on which is valued at $0. Mr. Quesnel has 143,570 exercisable options valued at $806,734; 30,375 unexercisable options valued at $0; and 609 SARs the appreciation on which is valued at $2,282. Mr. Schmoller has 90,300 exercisable options valued at $415,381; 22,875 unexercisable options valued at $0; and 3,084 SARs the appreciation on which is valued at $14,182. The value of outstanding SARs was fixed as described in footnote 5 below when the Company's SAR plan was terminated on March 31, 1990.
(3) Based on the closing stock price of $22.375 on December 30, 1994.
(4) Numbers shown reflect the value of options granted at various times over a ten-year period.
(5) The Company's Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company's short-term incentive compensation plans into SARs corresponding in value to the Company's shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant's prior election or termination of employment with the Company.

                   IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

  There were no Long-Term Incentive Plan awards made to the Named Executives in 1994.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

  As members of the Compensation Committee of the Board of Directors, it is our duty to administer the Company's executive compensation program to ensure the attraction, retention and appropriate reward of executive officers, to motivate their performance in the achievement of the Company's business objectives, and to align the interests of executive officers with the long-term interests of the Company's shareholders. Because the Company's compensation policy is to pay for performance, each executive's total compensation is based on the performance of the Company, the executive's business unit, and the executive individually.

  Executive compensation consists of three components: base salary, short-term incentive compensation and long-term incentive compensation. Although the Company has not adopted a formal weighting system for these components, it has put a significant portion of total potential compensation for all executives "at risk" through short term and long term incentive compensation. It is the Company's policy to tie a greater portion of an executive's total potential compensation to performance of the Company and its subsidiaries than is the case for employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total potential compensation for the five highest-paid executives named in the Summary Compensation Table on page 13 ("Named Executives") is tied to performance than is the case for executives generally.

BASE SALARY

  The Company strives to pay base salaries that are competitive with those of other companies in the freight transportation industry, taking into account the Company's size compared to those companies. The companies used for this comparison are some of the same as those included in the performance graphs that follow this report with the addition of several other transportation companies. These exceptions and additions were made on the basis of comparable size.

  For 1994, we reviewed base salaries for executive officers against competitive salary data for officers in similar positions at peer companies. Having determined that executive salaries were generally competitive, the Committee approved management's proposal to increase the salaries of some of the executive officers based on individual factors such as increased responsibilities, performance and competitive salaries. As to the Named Executives, the increase for Mr. Schmoller for 1994 over 1993 reflects his promotion to Senior Vice President and General Counsel and the increase for Mr. Quesnel includes an adjustment to bring his salary more in line with competitive levels.

  The Board unanimously approved the recommendations of the Committee. Mr. Moffitt, the only member of the Board of Directors who is also an executive officer of the Company, did not participate in deliberations concerning his own salary.

SHORT-TERM INCENTIVE COMPENSATION

  The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to design and administer the Company's short-term incentive plans. These plans provide for annual awards to regular, full-time, non-contractual employees.

  At the end of the year, each major subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives based on such criteria as profits, revenue, expenses and/or service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries. The final incentive compensation plans are reviewed and approved by the Committee. The plans are then incorporated into the Company's business plan for the ensuing year and presented to the Board of Directors for approval and adoption. In 1994, the performance objective for Messrs. Moffitt, Quesnel and Schmoller was based on pre-tax, pre-incentive income of the parent Company, the performance objective for Mr. Robertson was based on the pre-tax, pre-incentive income of Con-Way Transportation Services, Inc., and the performance objective for Mr. Curry was based on the pre-tax operating profits of Emery Air Freight Corporation.

  Upon attainment of the established performance goals, participants, other than the Named Executives, may receive incentive compensation ranging from 5% to 50% of base salary (the participant's "participation factor"), according to a participant's level of responsibility, with the opportunity to double that percentage for performance in excess of the stated goals. For 1994, the participation factors for the Chief Executive Officer and the four other Named Executives were 75% and 60% of salary, respectively, also with the opportunity to double that percentage for extraordinary results.

  At the end of the year, short-term incentive payouts for the participants, if any, are calculated based on the specific, measurable objectives assigned to the operating unit to which each participant belongs. A partial payout is generally made in December and the balance early the following year.

  In 1994, Con-Way, Emery and the parent Company exceeded their respective performance objectives, with Con-Way and Emery each achieving record results. Accordingly, bonuses were paid to participants in the Con-Way, Emery and parent Company incentive compensation plans. As to the Named Executives, Messrs. Moffitt, Quesnel and Schmoller earned incentive compensation of 119% of their respective participation factors, under the parent Company plan. Similarly, Mr. Robertson earned incentive compensation of 179% of his participation factor, under the Con-Way plan; and Mr. Curry earned incentive compensation of 200% of his participation factor, under the Emery plan. Although Mr. Curry was elected the President and Chief Executive Officer of CF MotorFreight in July 1994, he continued to participate in the incentive compensation plan for Emery, where he served as President and Chief Executive Officer until July. Bonuses for the Named Executives are reflected in the Summary Compensation Table for Compensation of Executive Officers.

LONG-TERM INCENTIVE COMPENSATION

  We believe that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The Stock Option Plan of 1988 provides for the granting of options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries, and currently is the Company's only long-term compensation program.

  In early 1994, at the suggestion of the Committee, the Company engaged an independent executive compensation consultant to reassess the competitiveness of the Company's compensation programs for senior management. As part of this study, the consultant was asked to analyze and compare the Company's base salaries, annual bonuses and long-term incentive awards with competitive practices and levels. The consultant concluded that, taken together, the elements of the Company's compensation package deliver pay opportunity that is situated well within competitive norms.

  As part of the 1994 engagement, the consultant was asked to review various stock option allocation methodologies and to recommend a formula that is appropriate for the Company and consistent with practices in comparable corporations. The allocation formula recommended by the consultant takes into consideration each executive's organizational position, decision-making influence and accountability over the strategic results of the Company. After reviewing information and suggestions provided by the consultant and adjusting for individual factors, the Committee granted options for approximately 500,000 shares to executives of the Company and its subsidiaries. These awards were effective July 25, 1994.

  The Committee also established that up to the first 4,000 options granted to each executive in 1994 be deemed Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Internal Revenue Code of 1986. The use of ISOs, recommended by the Company's independent compensation consultant, is consistent with the Company's desire to encourage long term accumulation of Company stock by executives.

  In addition to the above-described pool of "regular" stock option grants, the Committee also made extraordinary option grants for a total of 225,000 shares to six executives in 1994 as an additional incentive to improve results and in recognition of increased responsibilities and/or extraordinary individual performance. Mr. Curry, a Named Executive, was awarded 75,000 of these shares in conjunction with his election to the position of President and Chief Executive Officer of CF MotorFreight. The exercise price of all options granted in 1994 was equal to the fair market value of the Company's stock on the date the options were granted.

  Under the Long-Term Incentive Plan of 1988 and its predecessor, the Long-Term Incentive Plan of 1978, key employees of the Company and its subsidiaries, including the Named Executives, have previously been awarded growth units entitling them to certain cash benefits upon such units vesting and appreciating in value. No such growth awards were granted in 1994.

CEO COMPENSATION

  The Compensation Committee based Mr. Moffitt's salary increase for 1994 on an evaluation of his performance and the Company's performance (see Company Performance below) and total shareholder return (see chart on page 21), taking into consideration competitive salary data provided by the Company's independent compensation consultant.

  Mr. Moffitt returned to the employ of the Company in 1990 and was elected President and Chief Executive Officer in 1991. The initiatives and programs put in place since his return have resulted in dramatic improvements in the Company's financial results. During the four years following Mr. Moffitt's return to the Company (see chart on page 21), the Company's total shareholder return largely kept pace with that of both the S & P 500 and the Peer Group Index, and sharply exceeded that of both indexes in the final quarter of 1993, when Emery returned to profitability. Total shareholder return continued to exceed these indexes throughout 1994. Some key measures of the Company's improved financial performance since Mr. Moffitt's return to the Company are set forth below:

                              COMPANY PERFORMANCE

                                                                       CHANGE
                                                                        FROM
                                                                       1990 TO
                                                   1990       1994      1994
                                                 --------   --------  ---------
Operating Income--(in thousands)................ $  6,044   $142,234  $+136,190
Net Earnings (Loss)--(in thousands)............. $(40,727)  $ 35,710  $ +76,437
Net Margin......................................     (1.0)%      0.8%  +1.8 pts
Primary Earnings per Share (EPS)................ $  (1.16)     $1.11* $   +2.27
Return on Average Equity (ROE)..................       (7)%        9%   +16 pts
Market Value--(in thousands).................... $411,253   $967,811       +135%
Long-Term Debt & Capital Leases................. $673,611   $397,857        -41%
Debt to Total Capital Ratio.....................       54%        37%   -17 pts

- --------
* Before an extraordinary charge in 1994 for write-off of intrastate operating rights equal to $0.15 per share.

  For 1994, Mr. Moffitt earned short-term incentive compensation of $561,548, based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 1994. For 1994, Mr. Moffitt elected to defer all of his short-term incentive compensation until his retirement from the Company.

  As discussed under "Long-Term Incentive Compensation" on page 17, the Company's independent executive compensation consultant was specifically asked to recommend a formula for stock option allocations. Consistent with the recommended formula, Mr. Moffitt was awarded options for shares having an aggregate exercise price of approximately three times his annual salary.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The Committee has not yet developed a policy with respect to amending pay policies or asking shareholders to vote on "pay for performance" plans in order to qualify compensation in excess of $1 million a year which may be paid to the five highest-paid executives for federal tax deductibility. Under current compensation plans and deferral elections, no executive officer's compensation subject to the deductibility limit will exceed $1 million in 1995, even if all performance goals are attained under the Company's short-term incentive plans. The Compensation Committee intends to consider the matter again later this year. At that time, the Committee will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

COMMITTEE MEMBERSHIP

  Mr. Raymond F. O'Brien resigned from the Committee on December 6, 1993. Prior to resigning, he participated in the deliberations on 1994 salaries and the 1994 incentive compensation plans for the Named Executives. He did not participate in considerations of option grants made in 1994. Mr. Robert P. Wayman joined the Committee on April 25, 1994. For 1994 compensation, his participation was limited to consideration of 1994 stock option grants and a review of performance under short-term incentive compensation. The foregoing report is approved by Mr. O'Brien and the current members of the Committee identified below.

                           THE COMPENSATION COMMITTEE

     Robert Alpert, Chairman                            Robert D. Rogers
     G. Robert Evans                                    Robert P. Wayman
     Richard B. Madden

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

         A COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN* CONSOLIDATED FREIGHTWAYS, INC., S & P 500 INDEX, PEER GROUP INDEX



                             [GRAPH APPEARS HERE]


FIVE YEAR
CUMULATIVE
TOTAL SHAREHOLDER
RETURN
Measurement Period           CONSOLIDATED       S&P
(Fiscal Year Covered)        FREIGHTWAYS INC.   500 INDEX    PEER GROUP
- -------------------          ----------------   ---------    ----------
Measurement Pt-
    4Q89                     $100               $100         $100
    1Q90                     $ 62               $ 97         $111
    2Q90                     $ 50               $103         $ 97
    3Q90                     $ 52               $ 89         $ 77
    4Q90                     $ 46               $ 97         $ 85
    1Q91                     $ 65               $111         $101
    2Q91                     $ 63               $111         $105
    3Q91                     $ 46               $117         $105
    4Q91                     $ 60               $126         $113
    1Q92                     $ 68               $123         $129
    2Q92                     $ 50               $126         $116
    3Q92                     $ 52               $130         $108
    4Q92                     $ 69               $136         $133
    1Q93                     $ 67               $142         $133
    2Q93                     $ 63               $143         $117
    3Q93                     $ 62               $146         $138
    4Q93                     $ 92               $150         $156
    1Q94                     $103               $144         $155
    2Q94                     $ 93               $145         $156
    3Q94                     $ 86               $152         $138
    4Q94                     $ 88               $152         $137

  * Assumes $100 invested on December 31, 1989 in Consolidated Freightways, Inc., S & P 500 Index and a Peer Group Index, described below, and that any dividends were reinvested.

  The Peer Group Index is a market-capitalization weighted index consisting of the common stock of the following companies: Airborne Freight Corporation, Arkansas Best Corporation, Carolina Freight Corporation, Federal Express Corporation, Roadway Services, Inc., TNT Freightways Corporation and Yellow Corporation.

  A five-year cumulative total shareholder return graph, such as the one above, may be useful in assessing management's performance over that period of time. However, a new management team charged with restoring the Company's financial strength was put in place during 1990 to deal with the problems that arose following the acquisition of Emery Air Freight Corporation in April, 1989. For a shareholder today it is far more useful to focus on the Company's performance since this new management team was installed and addressed the serious financial and operational issues which faced the Company at that time.

  The chart below shows total shareholder returns, assuming $100 was invested on December 31, 1990 in Consolidated Freightways, Inc., the S & P 500 Index, and the Peer Group Index as defined above, with any dividends reinvested. As this chart demonstrates, under direction of new management, the stock of the Company has outperformed the broad S & P index and the Peer Group index over this period of time.

         A COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

       S & P 500 INDEX, PEER GROUP INDEX, CONSOLIDATED FREIGHTWAYS, INC.



                             [GRAPH APPEARS HERE]


Measurement Period           CONSOLIDATED       S&P
(Covered)                    FREIGHTWAYS INC.   500 INDEX    PEER GROUP
- -------------------          ---------------    ---------    ----------
Measurement Pt-
    4Q90                     $100               $100         $100
    1Q91                     $141               $114         $119
    2Q91                     $137               $114         $124
    3Q91                     $100               $121         $124
    4Q91                     $130               $130         $133
    1Q92                     $148               $127         $152
    2Q92                     $109               $130         $136
    3Q92                     $113               $134         $127
    4Q92                     $150               $140         $156
    1Q93                     $146               $146         $156
    2Q93                     $137               $147         $138
    3Q93                     $135               $151         $162
    4Q93                     $200               $155         $184
    1Q94                     $224               $148         $182
    2Q94                     $202               $149         $184
    3Q94                     $187               $157         $162
    4Q94                     $191               $157         $161

                               PENSION PLAN TABLE
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

  The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's retirement plans.

                                              YEARS OF PLAN PARTICIPATION
                                      --------------------------------------------
AVERAGE FINAL TOTAL EARNINGS DURING
HIGHEST FIVE CONSECUTIVE YEARS
OF LAST TEN YEARS OF EMPLOYMENT          15       20       25       30       35
- -----------------------------------   -------- -------- -------- -------- --------
    $200,000......................... $ 48,906 $ 67,541 $ 86,177 $104,812 $123,447
    $300,000.........................   73,906  102,041  130,177  158,312  186,447
    $400,000.........................   98,906  136,541  174,177  211,812  249,447
    $500,000.........................  123,906  171,041  218,177  265,312  312,447
    $600,000.........................  148,906  205,541  262,177  318,812  375,447
    $700,000.........................  173,906  240,041  306,177  372,312  438,447
    $800,000.........................  198,906  274,541  350,177  425,812  501,447

  Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the "Salary" and "Bonus" shown in the Summary Compensation Table on page 13. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

  Applicable law limits the annual benefits which may be paid from a tax-qualified retirement plan to $120,000 per year currently, and prevents qualified pension accruals for compensation in excess of $150,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company's general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

  As of December 31, 1994, Messrs. Moffitt, Curry, Robertson, Quesnel and Schmoller had 27, 26, 23, 19 and 20 years of plan participation, respectively.

                               ----------------

           APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN FOR
                             NON-EMPLOYEE DIRECTORS

  On April 24, 1994, the shareholders approved the Equity Incentive Plan for Non-Employee Directors (the "Prior Plan"). The Prior Plan provides for the issuance of the Company's Common Stock through automatic awards of restricted stock having a fair market value of $12,500 upon first becoming a director of the Company and on each January 1 thereafter. Participation in the Prior Plan is limited to directors who are neither officers nor employees of the Company ("Non-Employee Directors").

AMENDED AND RESTATED PLAN

  On December 5, 1994 the Board of Directors adopted an amended and restated plan (the "Plan") which contains the following principal changes from the Prior
Plan: (1) the addition of an automatic grant of stock options for shares of the Company's Common Stock; (2) the addition of an automatic adjustment in the number of shares granted as stock options and in the amount used to calculate the number of shares granted as restricted stock, such adjustment to be based upon a fraction, the numerator of which is the annual retainer then in effect and the denominator of which is $20,000, representing the annual cash retainer currently paid; and (3) an increase in the aggregate number of shares of the Company's Common Stock available for issuance to Non-Employee Directors from 150,000 to 300,000 shares. The Plan is subject to shareholder approval. If shareholder approval is obtained, the Prior Plan will terminate. If shareholder approval is not obtained, the Prior Plan shall remain in full force and effect and awards will be made to Non-Employee Directors under the Prior Plan.

  Under the Plan, stock options for 2,500 shares will be granted to each Non-Employee Director upon first becoming a director, and an additional 1,000 will be granted each year thereafter on January 1, beginning January 1, 1996 (subject in each case to adjustment to reflect any change in the annual cash retainer, as described above). The exercise price per share will be the fair market value of the Company's Common Stock on the date of the grant. As provided in the Plan, stock options for 2,500 shares were granted to 12 Non-Employee Directors on January 1, 1995 at an option price of $22.375 per share, the fair market value of the Company's Common Stock on the last preceding trading day of the stock. The stock options were granted subject to shareholder approval of the Plan. The stock option grants will be cancelled if shareholder approval is not obtained.

  The primary purpose of the Plan is to give Non-Employee Directors a direct interest in the Company's attainment of its financial goals through stock ownership and thereby to align their interests more closely with the interests of shareholders of the Company. The text of the Plan is set forth in Appendix A to the proxy statement. The following description of the Plan is not intended to be complete and is qualified in its entirety by the complete text of the Plan.

RESTRICTED STOCK AWARDS

  The Plan provides for the automatic grant of awards of Common Stock of the Company to Non-Employee Directors ("Restricted Stock Awards"). Any person first appointed or elected to the Board who qualifies as a Non-Employee Director immediately following such appointment or election will receive a Restricted Stock Award, as of the date of such election or appointment, having a fair market value of $12,500, and each Non-Employee Director who is a director on January 1 of each year will receive a Restricted Stock Award as of that date having a fair market value of $12,500. In each case the $12,500 amount is subject to adjustment to reflect any change in the annual cash retainer, as described above. Restricted Stock Awards for an aggregate of 6,141 shares were granted in 1994 under the Prior Plan and Restricted Stock Awards for an aggregate of 6,696 shares were granted on January 1, 1995 under the Plan (subject to shareholder approval).

  For purposes of the Plan, the fair market value of the Company's Common Stock is deemed to be the grant date composite closing price for such Common Stock on the New York Stock Exchange ("NYSE"), or if the Common Stock is not traded on the date of grant, on the immediately preceding trading day. The total number of shares of Common Stock awarded to an individual Director on each award date is determined by dividing $12,500 (subject to adjustment, as described above) by such fair market value of the Common Stock. Cash is paid in lieu of fractional shares resulting from such calculation.

  Generally, shares of Common Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of by the Non-Employee Director until five years from the date of grant, at which time any and all restrictions lapse. If a Non-Employee Director voluntarily resigns or is removed for cause as a Board member before completion of the fifth year, the shares of Common Stock granted pursuant to such Restricted Stock Award will be forfeited. During the period in which the stock is restricted, the Non-Employee Director will have the right to vote and to receive any dividends and payments on such stock.

  The restrictions lapse sooner than five years from the date of grant under the following circumstances: (1) upon termination of the director's services as a result of death, disability, retirement or failure to be nominated or elected as a Board member, (2) upon the occurrence of certain mergers or consolidations of the Company in which the Company is not the surviving corporation (as described in the Plan), (3) upon the sale of substantially all of the assets of the Company or acquisition of 50% of the outstanding stock of the Company by another entity (as described in the Plan), and (4) upon a "change in control" of the Company (as described in the
Plan), which is deemed to have occurred if, during any two year period, the individuals who comprise the Board at the beginning of the period (along with any successor nominated or elected by two-thirds of such directors) cease to constitute a majority of the Board at any time during that period.

STOCK OPTIONS

  The Plan also provides for automatic grants to the Non-Employee Directors of stock options ("Options") to purchase Common Stock at an exercise price equal to the fair market value of the stock on the date the Option is granted. The exercise price per share of Common Stock covered by an Option will be equal to the composite closing price for the Common Stock on the NYSE on the date of grant, or if the Common Stock is not traded on the date of grant, on the immediately preceding trading day.

  Newly elected or appointed Non-Employee Directors will receive Options for 2,500 shares upon first becoming a director of the Company. Beginning on January 1, 1996, and on each January 1 thereafter, each Non-Employee Director will be granted an Option for an additional 1,000 shares. In each case, the number of shares for which Options will be granted will be subject to adjustment to reflect any change in the annual cash retainer as described above.

  Each Option granted will be evidenced by a stock option agreement which may contain such terms and conditions as may be determined by the Committee and not inconsistent with the Plan. Options will vest and become exercisable at the rate of 1/12 of the shares covered thereby on a monthly basis. The Option will be fully exercisable one year after its date of grant. The term of the Option will be no longer than ten years from the date of grant. During a director's lifetime, an Option granted pursuant to the Plan will be exercisable only by the director. The Option will not be transferable by such director by operation of law or otherwise other than by will or the laws of descent and distribution.

SHARES SUBJECT TO THE PLAN

  Three Hundred Thousand (300,000) shares of the Company's Common Stock are authorized for issuance under the Plan. An aggregate of 150,000 shares had been previously authorized under the Prior Plan--the Prior Plan will terminate if shareholders approve the Plan. The number of shares authorized for issuance under the Plan may be increased from time to time by approval of the Board and by the shareholders of the Company. Appropriate adjustments in the number and class of shares subject to outstanding and future Options and Restricted Stock Awards will be made by the Committee to reflect stock splits, stock dividends, recapitalization, reorganizations, mergers, acquisitions, etc (as described in the Plan).

  Shares of Common Stock which are issued as Restricted Stock Awards, and Options to purchase Common Stock granted under the Plan, reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are issued as Restricted Stock Awards, but later forfeited, will not be available for reissuance under the Plan. In the event that any Option granted under the Plan lapses or otherwise terminates prior to being fully exercised, any shares of stock allocable to the unexercised portion of such grant will again be available for future Restricted Stock Awards or grants of Options under the Plan.

ADMINISTRATION

  The Plan is administered by the Compensation Committee of the Board of Directors. The Committee is authorized to interpret the Plan, prescribe, amend and rescind rules relating to the Plan, and generally to make such determinations and take such actions it deems advisable which are not contrary to the express terms of the Plan. However, the Committee has no discretion to determine the Non-Employee Directors to receive awards under the Plan or the timing of the awards, or otherwise to alter the terms of the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

  In general, the Board may amend or terminate the Plan without shareholder approval (unless shareholder approval is required by law). However, no amendment may be made more than once every six months, other than to comply with changes in applicable law or regulation. An amendment or modification to the Plan may not affect any Restricted Stock Award or Option previously granted.

  Unless sooner terminated by the Board, the Plan will terminate on April 25, 2004. No Options or Restricted Stock Awards may be granted after termination of the Plan.

FEDERAL TAX CONSEQUENCES

  The following is a summary of the federal income tax consequences to the Non-Employee Directors and the Company.

  Restricted Stock--Unless an election is made under Section 83(b) of the Internal Revenue Code, Non-Employee Directors who receive Restricted Stock Awards will recognize taxable income as of the date on which the restrictions on the Common Stock lapse in the amount of the fair market value of the stock at that time. Non-Employee Directors may elect under Section 83(b) of the Code to report as taxable income in the year of the Restricted Stock Award an amount of ordinary income equal to the Common Stock's fair market value at that time. If such an election is made, the electing Non-Employee Director is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election.

  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the Non-Employee Director. Dividends paid on Common Stock awarded under the Plan are generally treated as additional compensation before the restrictions lapse, but are treated as true dividends after the restrictions lapse (or after a Section 83(b) election). Dividends are not deductible by the Company.

  If a Non-Employee Director forfeits Common Stock received pursuant to a Restricted Stock Award, and no Section 83(b) election has been made, he or she will not recognize any income or loss. In addition, if a Non-Employee Directors forfeits Common Stock for which a Section 83(b) election has been made, no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

  Non-Employee Directors will recognize gain or loss upon the disposition of their stock equal to the difference between (1) the amount realized on such disposition and (2) the ordinary income recognized with respect to their stock under the principles set forth above. That gain or loss will be recognized as long or short term capital gain or loss depending on whether the stock was held for more than one year.

  Stock Options--Generally, a Non-Employee Director will not recognize taxable income as the result of the grant of an Option. Upon exercise of an Option, a Non-Employee Director will normally recognize ordinary compensation income for federal tax purposes equal to the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the Non-Employee Director. Upon a sale of shares acquired pursuant to the exercise of an Option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

VOTE REQUIRED

  Approval of the Amended and Restated Equity Incentive Plan for Non-Employee Directors requires the affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting. For this purpose, abstentions from voting will have the same effect as a vote against the proposal, while broker non-votes will be disregarded and have no effect on the outcome of the vote on the proposal.

  An aggregate of 6,141 shares were awarded to twelve Non-Employee Directors in 1994 pursuant to Restricted Stock Awards. The following table illustrates the benefits that will be received in 1995 by the Non-Employee Directors pursuant to the Restricted Stock Awards and Options under the Plan if approved by shareholders at the 1995 Annual Meeting of Shareholders. No officer or employee will receive any benefits under the Plan.

                               NEW PLAN BENEFITS

                                            RESTRICTED SHARES OF  STOCK
                                              STOCK     COMMON   OPTION   TOTAL
   NAME                                      AWARD(1)   STOCK(1) GRANT(2) SHARES
   ----                                     ---------- --------- -------  ------
   Per Non-Employee Director...............  $ 12,500      558    2,500    3,058
   All Non-Employee Directors..............  $150,000    6,696   30,000   36,696

- --------
(1) There were 12 Non-Employee Directors eligible to receive benefits under the Plan on January 1, 1995. The number of shares of Common Stock granted to each Non-Employee Director on that date pursuant to a Restricted Stock Award was determined by dividing $12,500 by the fair market value of the Company's Common Stock. The fair market value is deemed to be the composite closing price for such Common Stock on the New York Stock Exchange on the date of grant. The fair market value of the Common stock on December 30, 1994 was $22.375 per share.

(2) This represents the initial stock option grant. On January 1, 1996, each Non-Employee Director will be granted stock options for 1,000 shares.

                 --------------------------------------------

                            APPOINTMENT OF AUDITORS

  At last year's annual meeting, shareholders approved the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1994. The Board recommends that shareholders vote in favor of the reappointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1995. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to questions from shareholders.

  The Company has been informed by Arthur Andersen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

                           SHAREHOLDER PROPOSAL NO. 1

  The Central Pension Fund of the International Union of Operating Engineers
(Fund), 4115 Chesapeake Street, N.W., Washington, D.C. 20016, the beneficial holder of 11,033 shares of the Company's Common Stock, has stated its intention to present the following proposal at the 1995 Annual Meeting. The proposal and supporting statement, for which the Board of Directors and Company accept no responsibility, are set forth below. The Board opposes this proposal for the reasons stated after such proposal.

  BE IT RESOLVED: That the stockholders of Consolidated Freightways, Inc. (or "Company") urge that the Board of Directors take the necessary steps, in compliance with Delaware state law, to declassify the Board of Directors for the purpose of Director elections. The Board classification shall be done in a manner that does not affect the unexpired terms of Directors previously elected.

PROPONENT'S SUPPORTING STATEMENT

  The Board of Directors of the Company is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of the Company and its shareholders. The elimination of the staggered Board would require each Director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the Board collectively and each Director individually. Concerns that the annual election of all Directors would leave the Company without experienced Board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire Board, it would be obvious that the incumbent Directors' contributions were not valued.

  It is our belief that a company's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of a company. We believe sound corporate governance practices, such as the annual election of all Directors, will impose the level of management accountability necessary to help ensure that a good performance record is attainable over the long-term. Regardless of whether a shareholder believes the current Board or management team is performing satisfactorily or not, and the shareholder return chart on page 20 of the Company's 1994 Proxy indicates very poor performance, we believe it is clearly in the best interest of the Company and its shareholders that a process be in place which allows shareholders to take a definitive action as owners if they believe the Board is failing to realize the full potential of the Company's assets.

  A classified Board of Directors protects the incumbency of the Board of Directors and current management which in turn limits accountability to stockholders. We believe that allowing shareholders to annually register their views on the performance of the Board and each Director is one of the best methods to ensure that our Company will be managed in the best interest of shareholders.

  We urge your support for this proposal.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

  This advisory proposal is virtually identical to proposals made at the Company's 1993 and 1994 Annual Meetings. Despite an active solicitation conducted in favor of such proposals, the Company's shareholders defeated such proposals by substantial margins.

  We believe the proposal is not in the best interests of the Company or its shareholders for a number of reasons.

  In 1985, the Company's shareholders considered and approved an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three equal or nearly equal classes, each to serve for terms of three years, with one class being elected each year.

  The Board of Directors firmly believes that classification gives the Board a greater continuity of experience, since at one time approximately one third of the Board will be in its third year of service. In addition, the Board of Directors believes that a classified Board serves as an obstacle to any sudden and disruptive attempts by various individuals and entities to acquire significant minority positions in certain companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. These insurgents often threaten to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board may discourage such purchases because its provisions operate to delay the purchaser's ability to obtain control of the Board in a relatively short period of time. The delay arises because, at a minimum, two successive annual meetings are required in order to elect a majority of the Board of Directors. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm's length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company's shareholders.

  For these reasons, approximately half of the Fortune 500 companies provide for the staggered election of directors. Statistics compiled by the Investor Responsibility Research Center, Inc. show that on the average, shareholders of public companies vote against efforts to declassify boards by a substantial margin.

  The Company is firmly committed to good corporate governance practices. At the same time, we believe there is no single approach to corporate governance that suits all companies. The key consideration is whether a company's corporate governance practices support and promote financial performance in furtherance of shareholder interests.

  As highlighted in the "Company Performance" table contained in the Compensation Committee Report on Executive Compensation appearing on page 18 of this proxy statement, the Company's financial results have dramatically improved since the current management team was installed in 1990.

  In addition, during this same four year period, the Company has voluntarily eliminated "golden parachutes," committed to early termination of its Shareholder Rights Plan and adopted a confidential voting policy. We believe that the Company's financial performance over the past four years, together with its commitment to good corporate governance practices, demonstrate a high level of management and Board accountability to shareholders.

  Approval of this advisory proposal requires the favorable vote of the holders of a majority of the voting power represented at the meeting. If approved, the proposal would serve as a recommendation to the Board of Directors to take the necessary steps to eliminate the classified Board. Such steps would require the repeal of the classified Board of Directors and, in accordance with the terms of the Certificate of Incorporation approved by the Company's shareholders in 1985, the favorable vote, at a future shareholders' meeting, of the holders of at least 80% of the then-outstanding shares of voting stock of the Company.

  As stated above, the Company's shareholders in each of the last two years considered virtually identical proposals and voted against them by a substantial margin.

  THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                           SHAREHOLDER PROPOSAL NO. 2

  Larry Ellison, 1687 Via Lucas, San Lorenzo, California 94580, who owns approximately 300 shares of the Company's Common Stock, has stated his intention to present the following proposal at the 1995 Annual Meeting. Mr. Ellison is an employee of a Company subsidiary and a member of the Teamsters Union. The proposal and supporting statement, for which the Board of Directors and Company accept no responsibility, are set forth below. The Board opposes this proposal for the reasons stated after such proposal.

  RESOLVED: That the Board of Directors take the necessary steps to remove the requirement that 80% of the outstanding shares must be voted to change the structure of the board.

PROPONENT'S SUPPORTING STATEMENT

ELIMINATE THE SUPERMAJORITY REQUIREMENT

  CF's board structure includes staggered terms, and board power to increase the number of board seats and appoint directors to these seats, or to a vacant seat, without stockholder votes. This means a director could serve nearly three years without being approved by shareholders. And all of this is protected by an 80% supermajority voting requirement for change.

  Supermajority requirements of any kind are widely opposed. The bi-partisan National Conference of State Legislatures urged states to ban them. Major pension funds, including those holding CF stock, declare that supermajority provisions are not in the best interests of the shareholders.

  CF offered no specific justification for the 80% requirement when adopted in 1985 when the board packaged it with its staggered board proposal.

  The Investor Responsibility Research Center shows consistently growing support for proposals eliminating supermajority requirements. Roughly 40% of shareholders urged the CF to eliminate the supermajority requirement in voting last year.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

  The Company believes that this proposal is made in furtherance of the Teamsters' continuing efforts to harass and pressure the Company and its subsidiaries in an effort to achieve certain labor-related goals that are contrary to the interests of the Company's shareholders. The Company believes that shareholder support of this proposal will only encourage and prolong this two and a half year effort by the Teamsters.

  Mr. Ellison presented a virtually identical proposal at last year's Annual Meeting. Despite an active solicitation conducted and financed by the Teamsters in favor of Mr. Ellison's proposal, last year the Company's shareholders defeated his proposal by a substantial margin.

  We believe that the proposal is not in the best interests of the Company or its shareholders.

  In 1985, the Company's shareholders considered and approved an amendment to the Company's Certificate of Incorporation which classified the Board of Directors and provided that the classified Board provision could not be modified or repealed without the favorable vote, at a shareholders' meeting, of at least 80% of the then-outstanding shares of voting stock of the Company. The Company believes that the 80% vote requirement was approved by shareholders in order to ensure that the benefits recognized by shareholders in voting for the classification of the Board could not be eliminated unless the holders of at least 80% of the then-outstanding shares thought it was beneficial to do so.

  It appears that Mr. Ellison's proposal, like the proposal he presented last year, is intended to be a proposed amendment to a provision in the Company's By-laws. Such By-law amendment requires the favorable vote of the holders of at least 80% of the then-outstanding shares of voting stock of the Company. In light of the provision in the Company's Certificate of Incorporation discussed above, even if this By-law amendment is approved, the Board is not empowered to declassify the Board, make other changes in the structure of the Board as provided for in the Certificate of Incorporation or eliminate the 80% vote requirement, without an amendment to the Certificate of Incorporation. Such an amendment to the Certificate of Incorporation would require the favorable vote, at a future shareholders' meeting, of the holders of at least 80% of the then-outstanding shares of voting stock of the Company. In addition, under applicable provisions of Delaware law (the Company's state of incorporation), shareholders cannot amend the Certificate of Incorporation unless such proposed amendment is first approved by the Company's Board of Directors.

  THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                 --------------------------------------------

                             PRINCIPAL SHAREHOLDERS

  According to information furnished to the Company as of December 31, 1994, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are as follows:

                                                  AMOUNT AND NATURE OF  PERCENT
                   NAME AND ADDRESS               BENEFICIAL OWNERSHIP  OF CLASS
                   ----------------              ---------------------- --------
      T. Rowe Price Associates, Inc.                10,390 Common(1)      0.03%
       And T. Rowe Price Trust Company..........   806,179 Preferred(1)   8.14%
       100 East Pratt Street
       Baltimore, MD 21202
      FMR Corp. ................................ 4,992,013 Common(2)     13.72%
       82 Devonshire Street
       Boston, MA 02109
      Loomis, Sayles & Company, L.P. ........... 2,455,150 Common(3)      6.75%
       One Financial Center
       Boston, MA 02111

- --------
(1) T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 7,900 shares, shared voting power over 4,192,130 shares, sole dispositive power over 10,390 shares and shared dispositive power over 3,224,716 shares. T. Rowe Price Trust Company, the trustee under the Company's Thrift and Stock Plan ("Trust Company"), has sole voting power over 0 shares, shared voting power over 4,192,130 shares, sole dispositive power over 0 shares and shared dispositive power over 3,224,716 shares.

    These holdings include 10,390 shares of Common Stock and 806,179 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the Consolidated Freightways, Inc. Thrift and Stock Plan). Each share of Series B Preferred Stock has the right to 5.2 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company's option under certain circumstances into four shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 8.1% of the Common Stock and 10.1% of the voting power.

    Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be beneficial owners of the Common Stock and Series B Preferred Stock which has not been allocated to participant's accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(2) FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, has sole voting power over 92,768 shares, shared voting power over 0 shares, sole dispositive power over 4,992,013 shares and shared dispositive power over 0 shares. According to its most recent Schedule 13G, these holdings included 1,014,300 Depository Shares, each of which automatically converted into one share of Common Stock on March 15, 1995. The record date for the Annual Meeting is March 1, 1995 and, accordingly, the shares of Common Stock issued upon conversion of the Depositary Shares are not entitled to vote at the Annual Meeting.

(3) Loomis, Sayles & Company, L.P. has sole voting power over 1,365,753 shares, shared voting power over 30,000 shares, sole dispositive power over 0 shares and shared dispositive power over 2,455,150 shares.

                 --------------------------------------------

                 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  The Company believes that during 1994 its executive officers and directors have complied with all Section 16 filing requirements.

                 --------------------------------------------

                              CONFIDENTIAL VOTING

  In September 1994, the Board of Directors adopted a confidential voting policy. Under this policy, all proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions, and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting stockholder, will be made available to the Company without reference to the vote of the stockholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular stockholder voted.

  Access to proxies, ballots and other stockholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count and tabulation of proxies.

                 --------------------------------------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Under the rules of the Securities and Exchange Commission now in effect, shareholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary, Consolidated Freightways, Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 18, 1995.

                 --------------------------------------------

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 1994 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 10, 1995. Please direct your written request to the Corporate Secretary, Consolidated Freightways, Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

  Your Board knows of no other matters to be presented at the meeting. If two proposals that were excluded from this proxy statement in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 are properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against such proposals. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

                 --------------------------------------------

  The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Georgeson & Company, Inc., New York, New York, to assist in the solicitation of proxies at a fee of $10,000, plus expenses. The Company has also engaged Chemical Bank to act as inspector of elections. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's voting stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARYLA R. BOONSTOPPEL
                                          Vice President and Secretary

March 17, 1995

                                   APPENDIX A

                         CONSOLIDATED FREIGHTWAYS, INC.
                              AMENDED AND RESTATED
                             EQUITY INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   SECTION 1

                                  INTRODUCTION

  1.1 Establishment. Consolidated Freightways, Inc., a Delaware corporation (the "Company"), hereby establishes the Amended and Restated Consolidated Freightways, Inc. Equity Incentive Plan for Non-Employee Directors (the "Plan") for those directors ("Directors") of the Company who are neither officers nor employees of the Company, subject to approval by the holders of at least a majority of the outstanding shares of voting stock of the Company, voting in person or by proxy at the 1995 Annual Meeting of Stockholders ("Amendment Approval Date"). Any award granted hereunder in accordance with the amendments to the Plan hereunder is conditioned on such approval. If the Plan is not so approved by the stockholders, such awards shall be null and void.

  1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

                                   SECTION 2

                                  DEFINITIONS

  2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Annual Cash Retainer" means the then applicable annual cash retainer payable to a Director for service as a Director.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

    (d) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

    (e) "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange ("NYSE") Composite Tape on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions on the NYSE. If the Stock is not listed on the NYSE at the time of an award, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE, such as the National Market System of the National Association of Securities Dealers Automated Quotation System or such other exchange or automated quotation system on which the Stock is then traded.

    (f) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (g) "Option" means an option to purchase Stock granted to a Director pursuant to Section 7 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

    (h) "Option Amount" means a number of shares of Stock resulting from multiplying 1,000 by a fraction, the numerator of which is the Annual Cash Retainer and the denominator of which is $20,000.

    (i) "Restricted Stock Award" means an award of Stock granted to a Director pursuant to Section 6 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

    (j) "Restricted Stock Value" as of any grant date shall be a dollar amount equal to $12,500 on or prior to the Amendment Approval Date and 62.5% of the Annual Cash Retainer thereafter.

    (k) "Stock" means the Common Stock, $0.625 par value, of the Company.

  2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3

                              PLAN ADMINISTRATION

  The Plan is intended to be self-executing pursuant to the terms hereof. However, any questions concerning interpretation or implementation of the Plan shall be decided by the Committee. Subject to the ability of the Board to amend the Plan pursuant to Section 10 hereof, the Committee shall have no authority, discretion or power to select the Directors who will receive Restricted Stock Awards or Options, determine the Restricted Stock Awards or Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such Restricted Stock Awards or Options are to be granted, establish the duration and nature of Restricted Stock Awards or Options or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

  Subject to the foregoing limitations, the Committee, by majority action thereof, is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

  4.1 Number of Shares Available Under the Plan. Three Hundred Thousand (300,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which are issued as Restricted Stock Awards or which are issued upon exercise of an Option shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

  4.2 Effect of Forfeitures and Terminations on Shares Available. Any shares of Stock that are subject to a Restricted Stock Award and which are forfeited shall not be available for reissuance under the Plan. In the event that any Option grant hereunder lapses or otherwise terminates prior to being fully exercised, any shares of Stock allocable to the unexercised portion of such grant shall again be available for future Restricted Stock Awards or grants of Options under the Plan.

  4.3 Adjustment Provisions.

  (a) If:

    (i) any recapitalization, reclassification, spin-off, split-up or consolidation of Stock is effected;

    (ii) the outstanding shares of Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

    (iii) new, different or additional shares or other securities of the Company or of another company are received by the holders of Stock; or

    (iv) any distribution is made to the holders of Stock other than a cash dividend;

  Then the appropriate adjustments will be made to:

    (i) the number and class of shares or other securities that may be issued or transferred pursuant to outstanding Options or Restricted Stock Awards;

    (ii) the number and class of shares or other securities available for issuance under the Plan; and

    (iii) the purchase price to be paid per share under outstanding Options.

  (b) Upon the dissolution or liquidation of the Company, the Plan shall terminate, and, except as otherwise provided herein, all Options previously granted shall terminate on the date of such dissolution or liquidation of the Company; provided that a Director shall have the right to exercise any Option held by him immediately prior to such dissolution or liquidation to the full extent not theretofore exercised.

  (c) Adjustments under subparagraph (a) of this Section 4.3 shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive, subject to any legally required approval of the Board of Directors or of any other entity.

  (d) Except as provided in subparagraphs (a) and (b) of this Section 4.3, the issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class shall not affect Options or Restricted Stock Awards hereunder.

  4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money), a proportionate part of such securities or other property shall be set aside and delivered to any Director then holding a Restricted Stock Award upon lapse of all restrictions applicable to such Restricted Stock Award. Prior to the time that any such securities or other property are delivered to a Director in accordance with the foregoing, the Director shall, subject to the same forfeiture provisions applicable to the Restricted Stock Award to which such securities or other property relates, be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Director because restrictions applicable to such Restricted Stock Award do not lapse and such Stock is forfeited, then such securities or other property shall be forfeited to the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

  4.5 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then outstanding pursuant to any Restricted Stock Award the Stock or other securities which the Director would have been entitled to subscribe for if immediately prior to such grant the restrictions applicable to such Restricted Stock Award had lapsed. Upon the lapse of all restrictions applicable to Stock held pursuant to a Restricted Stock Award the Director shall be provided the opportunity to subscribe for the additional shares or other securities issuable with respect to such shares of Stock.

  4.6 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to issue a fractional share of Stock, and the total substitution or adjustment with respect to each Restricted Stock Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

  4.7 Determinations by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   SECTION 5

                                 PARTICIPATION

  Each Director shall receive Options and Restricted Stock Awards on the terms and conditions set forth under the Plan. Each Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 6

                            RESTRICTED STOCK AWARDS

  6.1 Initial Restricted Stock Awards. On April 25, 1994, each Director who is then a member of the Board shall receive a Restricted Stock Award for the number of shares of Stock determined pursuant to Section 6.3 below. Thereafter, any person first appointed or elected to the Board, who qualifies as a Director immediately following such appointment or election, shall receive a Restricted Stock Award, as of the date of such election or appointment, for the number of shares of Stock determined pursuant to Section 6.3 below.

  6.2 Subsequent Restricted Stock Awards. Beginning January 1, 1995, and on each January 1 thereafter, each Director who is a Director on that date shall receive a Restricted Stock Award, as of that date, for the number of shares of Stock determined pursuant to Section 6.3 below, equal to the Restricted Stock Value.

  6.3 Number of Shares Awarded. The number of shares of Stock included in each such Restricted Stock Award shall be determined by dividing the Restricted Stock Value by the Fair Market Value of a share of Stock on the date of grant. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this Section 6 a fractional share of Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

  6.4 Forfeiture of Awards. If a Director voluntarily resigns or is removed for cause as a Board member before completion of the fifth anniversary of the date of the grant of such Restricted Stock Award, the shares of Stock granted pursuant to such Restricted Stock Award shall be forfeited.

  6.5 Restrictions. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 6.6.

  6.6 Lapse of Restrictions. Restrictions on Stock covered by a Restricted Stock Award shall lapse upon the fifth anniversary of the date of grant of the Restricted Stock Award. In addition, all restrictions on Stock covered by a Restricted Stock Award shall lapse upon any of the following events:

    (a) Upon the termination of a Director's service as a board member as a result of death, disability, retirement at normal retirement age for directors, failure to be nominated for election as a director or failure to be elected by stockholders as a Board member;

    (b) In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Stock), or if all or substantially all of the assets or more than 50% of the outstanding Stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company; or

    (c) In the event of a change of control of the Company. For purposes of the Plan, a "change of control" shall be deemed to have occurred if during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

  6.7 Privileges of a Stockholder. A Director shall have all voting, dividend, liquidation and other rights with respect to Stock received by him as a Restricted Stock Award under this Section 6, whether or not restrictions have lapsed.

  6.8 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

    (a) Requiring the Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

    (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   SECTION 7

                                 OPTION GRANTS

  7.1 Initial Option Grants. An Option to purchase such number of shares of Stock as equals 2.5 times the Option Amount shall be granted (i) on January 1, 1995 to each person who is a Director on that date, subject to and conditioned upon the approval of shareholders on the Amendment Approval Date as provided in
Section 1.1, and (ii) to other Directors elected or appointed to the Board after such date on the date each first becomes a Director of the Company, subject to and conditioned upon shareholder approval as aforesaid if granted prior to the Amendment Approval Date.

  7.2 Subsequent Option Grants. Beginning on January 1, 1996 and on January 1 of each year thereafter, each Director who is a Director on that date shall be granted an Option to purchase such number of shares of Stock as equals the Option Amount.

  7.3 Exercise Price for Options. The exercise price per share of Stock covered by each Option shall be the Fair Market Value of the Stock on the date the Option is granted. The exercise price of an Option granted under the Plan shall be subject to adjustment to the extent provided in Section 4.3 hereof.

  7.4 Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the Director to whom such Option is granted, The stock option agreement may contain such other terms, provisions and conditions as may be determined by the Committee and not inconsistent with the Plan. Each Option granted under the Plan shall vest and become exercisable as to 1/12 of the shares covered thereby on a monthly basis such that the option will be fully exercisable one year after its date of grant. The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period shall apply.

  7.5 Assignability of Options. Each Option granted pursuant to the Plan shall, during the Director's lifetime, be exercisable only by the Director, and the Option shall not be transferable by the Director by operation of law or otherwise other than by will or the laws of descent and distribution.

  7.6 Payment Upon Exercise. Payment of the exercise price upon exercise of any Option granted under the Plan shall be made in whole or in part with cash or cash equivalents (including personal checks).

                                   SECTION 8

                              RIGHTS OF DIRECTORS

  Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the Certificate of Incorporation or bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.

                                   SECTION 9

                              GENERAL RESTRICTIONS

  9.1 Investment Representations. The Company may require any Director to whom an Option or Restricted Stock Award is granted, as a condition of receiving such Option or Restricted Stock Award or exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Option or Stock subject to the Restricted Stock Award or Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

  9.2 Compliance With Securities Laws. Each Option or Restricted Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option or Restricted Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award or Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

  9.3 Taxes. Each Director shall make appropriate arrangements for the satisfaction of any applicable federal, state or local income or other tax withholding requirements applicable to any Restricted Stock Award or Option granted hereunder. In addition, each Director shall provide the Company with a copy of any election which such Director may make under Section 83(b) of the Code with respect to a Restricted Stock Award.

                                   SECTION 10

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

  The Board may at any time terminate and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable and, provided further that no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employment Retirement Income Security Act, or the rules promulgated thereunder.

  No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock Awards theretofore granted under the Plan without the consent of the Director holding such Options or Restricted Stock Awards.

                                   SECTION 11

                              REQUIREMENTS OF LAW

  11.1 Compliance with Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

  11.2 Rule 16b-3. Awards and transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the Plan as a formula plan, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

  11.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of California.

                                   SECTION 12

                              DURATION OF THE PLAN

  The Plan shall terminate ten years after the date the Plan is first approved by stockholders of the Company or at such earlier time as may be determined by the Board, and no Options or Restricted Stock Awards shall be granted after such termination.

                                      LOGO
                                 RECYCLED PAPER

                        CONSOLIDATED FREIGHTWAYS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CONSOLIDATED FREIGHTWAYS, INC.


P The undersigned appoints R. JAUNICH II, D.E. MOFFITT, R.E. POELMAN and each of them, the proxies of the undersigned, with full power of substitution,
R to vote the stock of CONSOLIDATED FREIGHTWAYS, INC., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on
O Monday, April 24, 1995 at 10:00 A.M. or at any adjournments or postponements thereof. The proxies are authorized to vote in their
X discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
Y

           Election of four Class 1 directors for a three-year term.

           Nominees:        Earl F. Cheit
                            G. Robert Evans
                            Gerhard E. Liener
                            Richard B. Madden

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

- --------------------------------------------------------------------------------
      Please mark your
 [X]  votes as in this
      example.


      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3 BELOW AND AGAINST ITEMS 4 AND 5 BELOW.
- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR the election of directors and
  FOR items 2 and 3 below.
- --------------------------------------------------------------------------------
1. Election of                         FOR             WITHHELD
   Directors                           [_]               [_]
   (see
   reverse)

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2. Approval of Amended                 FOR     AGAINST     ABSTAIN
   and Restated Equity                 [_]       [_]         [_]
   Incentive Plan for Non-
   Employee Directors.

3. Ratify appointment of               FOR     AGAINST     ABSTAIN
   Independent Auditors.               [_]       [_]         [_]

- --------------------------------------------------------------------------------
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways, Inc. Proxy Statement dated March 17, 1995.

- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote AGAINST items 4 and 5 below.
- --------------------------------------------------------------------------------
4. Shareholder Proposal No. 1 on       FOR     AGAINST     ABSTAIN
   Declassification of Board of        [_]       [_]         [_]
   Directors.

5. Shareholder Proposal No. 2 on       [_]       [_]         [_]
   the 80% Vote Requirement in the
   By-laws to Change Board
   Structure.
- --------------------------------------------------------------------------------



DATE:                                , 1995
- -------------------------------------------

SIGNATURE(S):
- -------------------------------------------

- -------------------------------------------
NOTE: Please sign exactly as name appears hereon.
      Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

[LOGO OF CONSOLIDATED FREIGHTWAYS, INC.]



MARYLA R. BOONSTOPPEL
Vice President - Investor Relations
and Corporate Secretary


                                                                  March 17, 1995

Dear Fellow Employee:

  Enclosed is proxy material for the Consolidated Freightways, Inc. Annual Meeting of Shareholders to be held on April 24, 1995. This material is being sent to you as a participant in the Consolidated Freightways, Inc. Thrift and Stock Plan and includes (1) the Company's 1995 Proxy Statement, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of Consolidated Freightways, Inc. credited to your account to be voted,
(3) if you wish to instruct the Trustee to vote the preferred shares of stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and
(4) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent. A copy of our 1994 Annual Report is being sent to you under separate cover.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Consolidated Freightways, Inc. Board of Directors. The instruction card will direct the trustee to vote both the common and preferred shares of stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company of New York with the instruction card. Under the terms of the Plan, the trustee votes the shares of each class of stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE PLAN BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 18, 1995.

                               Sincerely,

                               [SIGNATURE OF MARYLA R. BOONSTOPPEL]





            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 415-494-2900

- -------------------------------------------------------------------------------

             CONSOLIDATED FREIGHTWAYS, INC. THRIFT AND STOCK PLAN
                    DIRECTION OF PARTICIPANT TO TRUSTEE OF
             CONSOLIDATED FREIGHTWAYS, INC. THRIFT AND STOCK PLAN
                      (COMMON STOCK AND PREFERRED STOCK)


The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Thrift and Stock Plan to vote all shares of Consolidated Freightways, Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 24, 1995 at 10:00 A.M. or at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

           Election of four Class 1 directors for a three-year term.

           Nominees:        Earl F. Cheit
                            G. Robert Evans
                            Gerhard E. Liener
                            Richard B. Madden

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO DIRECT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

- ------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
      Please mark your                                                 7895
 [X]  votes as in this
      example.


      This direction cannot be voted unless it is properly signed and returned.
If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors, FOR items 2 and 3 below, and AGAINST items 4 and 5 below.
- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR the election of directors and
  FOR items 2 and 3 below.
- --------------------------------------------------------------------------------
1. Election of                         FOR             WITHHELD
   Directors                           [_]               [_]
   (see reverse)

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2. Approval of Amended                 FOR     AGAINST     ABSTAIN
   and Restated Equity                 [_]       [_]         [_]
   Incentive Plan for Non-
   Employee Directors.

3. Ratify appointment of               [_]       [_]         [_]
   Independent Auditors.

- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote AGAINST items 4 and 5 below.
- --------------------------------------------------------------------------------
4. Shareholder Proposal No. 1 on       FOR     AGAINST     ABSTAIN
   Declassification of Board of        [_]       [_]         [_]
   Directors.

5. Shareholder Proposal No. 2 on       [_]       [_]         [_]
   the 80% Vote Requirement in the
   By-laws to Change Board
   Structure.
- --------------------------------------------------------------------------------
                                  THE TRUSTEE IS HEREBY DIRECTED TO AUTHORIZE
                                  THE PROXIES TO VOTE IN THEIR DISCRETION UPON
                                  SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                  BEFORE THE MEETING AND ANY AND ALL
                                  ADJOURNMENTS OR POSTPONEMENTS THEREOF. SEE
                                  "OTHER MATTERS" IN THE CONSOLIDATED
                                  FREIGHTWAYS, INC. PROXY STATEMENT DATED
                                  MARCH 17, 1995.






SIGNATURE(S) ________________________________ DATE ____________, 1995

NOTE: Please sign exactly as name appears hereon.
- -------------------------------------------------------------------------------

                                 DIRECTION FORM


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              DIRECTION TO TRUSTEE

           (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Thrift and Stock Plan to vote all shares of Consolidated Freightways, Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 24, 1995 at 10:00 A.M. or at any adjournments or postponements thereof.

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3 BELOW, AND AGAINST ITEMS 4 AND 5 BELOW AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1. Election of Four Class I directors for a three-year term.

   Nominees: Earl F. Cheit, G. Robert Evans, Gerhard E. Liener and Richard B. Madden

[_] Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

[_] Vote WITHHELD from all nominees.

2. Approve Amended and Restated Equity Incentive Plan for Non-Employee
   Directors.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

3. Ratify appointment of Arthur Andersen LLP as the Company's auditors for the year 1995.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

4. Declassification of Board.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

5. Eliminate 80% Vote Requirement in the By-laws to Change Board Structure.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways, Inc. Proxy Statement dated March 17, 1995.


                                                                          , 1995
                                     ------------------------------------------
                                        Signature of Participant        Date

                                     ------------------------------------------
                                        Name           (Please Print)

                                     ------------------------------------------
                                        Address        (Please Print)

                                     ------------------------------------------
                                        City         State         Zip Code

[LOGO OF CONSOLIDATED FREIGHTWAYS, INC.]


MARYLA R. BOONSTOPPEL
Vice President - Investor Relations
and Corporate Secretary



                                                                  March 17, 1995

Dear Fellow Employee:

  Enclosed is proxy material for the Consolidated Freightways, Inc. Annual Meeting of Shareholders to be held on April 24, 1995. This material is being sent to you as a participant in the Consolidated Freightways, Inc. Common Stock Fund and includes (1) the Company's 1995 Proxy Statement, (2) a card to instruct Boston Safe Deposit and Trust Company, the Fund trustee, as to how you wish the shares of Consolidated Freightways, Inc. credited to your account to be voted, and (3) an envelope to send your instruction card to First Chicago Trust Company of New York, the Company's stock transfer agent. A copy of our 1994 Annual Report is being sent to you under separate cover.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions. If you wish, you may sign and return the card without giving specific voting instructions in which case your shares will be voted as recommended by the Consolidated Freightways, Inc. Board of Directors. Under the terms of the Plan, the trustee votes any shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE COMMON STOCK FUND BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 18, 1995.

                               Sincerely,

                               [SIGNATURE OF MARYLA R. BOONSTOPPEL]




            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 415-494-2900

- -------------------------------------------------------------------------------

              CONSOLIDATED FREIGHTWAYS, INC. COMMON STOCK FUND
                   DIRECTION OF PARTICIPANT TO TRUSTEE OF
              CONSOLIDATED FREIGHTWAYS, INC. COMMON STOCK FUND


The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Common Stock Fund to vote all shares of Consolidated Freightways, Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 24, 1995 at 10:00 A.M. or at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

           Election of four Class 1 directors for a three-year term.

           Nominees:        Earl F. Cheit
                            G. Robert Evans
                            Gerhard E. Liener
                            Richard B. Madden

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO DIRECT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
      Please mark your                                                 7897
 [X]  votes as in this
      example.


      This direction cannot be voted unless it is properly signed and returned.
If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors, FOR items 2 and 3 below, and AGAINST items 4 and 5 below.
- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR the election of directors and
  FOR items 2 and 3 below.
- --------------------------------------------------------------------------------
1. Election of                         FOR             WITHHELD
   Directors                           [_]               [_]
   (see reverse)

FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2. Approval of Amended                 FOR     AGAINST     ABSTAIN
   and Restated Equity                 [_]       [_]         [_]
   Incentive Plan for Non-
   Employee Directors.

3. Ratify appointment of               [_]       [_]         [_]
   Independent Auditors.

- --------------------------------------------------------------------------------
  The Board of Directors recommends a vote AGAINST items 4 and 5 below.
- --------------------------------------------------------------------------------
4. Shareholder Proposal No. 1 on       FOR     AGAINST     ABSTAIN
   Declassification of Board of        [_]       [_]         [_]
   Directors.

5. Shareholder Proposal No. 2 on       [_]       [_]         [_]
   the 80% Vote Requirement in the
   By-laws to Change Board
   Structure.
- --------------------------------------------------------------------------------
                                  THE TRUSTEE IS HEREBY DIRECTED TO AUTHORIZE
                                  THE PROXIES TO VOTE IN THEIR DISCRETION UPON
                                  SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                  BEFORE THE MEETING AND ANY AND ALL
                                  ADJOURNMENTS OR POSTPONEMENTS THEREOF. SEE
                                  "OTHER MATTERS" IN THE CONSOLIDATED
                                  FREIGHTWAYS, INC. PROXY STATEMENT DATED
                                  MARCH 17, 1995.






SIGNATURE(S) ________________________________ DATE ____________, 1995

NOTE: Please sign exactly as name appears hereon.
- -------------------------------------------------------------------------------